Exhibit 3.6

BLUEROCK RESIDENTIAL GROWTH REIT, Inc.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter (the “Charter”) of Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that, immediately upon the acceptance of these Articles of Amendment for record (the “Effective Time”) by the State Department of Assessments and Taxation of Maryland, every 2.264881 shares of common stock, $0.01 par value per share, of the Corporation which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of common stock, $0.02264881 par value per share, of the Corporation.

SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-309(e) of the Maryland General Corporation Law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Operating Officer, General Counsel and Secretary on this 26th day of March, 2014.

ATTEST:	BLUEROCK RESIDENTIAL GROWTH REIT,
INC.

/s/ Michael L. Konig	By:	/s/ R. Ramin Kamfar	(SEAL)
Name: Michael L. Konig		Name: R. Ramin Kamfar
Title: Chief Operating Officer, General		Title: Chief Executive Officer and President
Counsel and Secretary